Contacts:

Media: 703.373.0200 or ir@arlingtonasset.com

Investors: Kurt Harrington at 703.373.0200 or ir@arlingtonasset.com

Arlington Asset Investment Corp. Announces Voting Results for Annual Meeting and Adjournment with Respect to Approval of the 2014 Long-Term Incentive Plan

Arlington, VA — June 13, 2014 — Arlington Asset Investment Corp. (NYSE: AI) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”) on Wednesday, June 11, 2014. The proposals considered at the Annual Meeting are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 9, 2014.

At the Annual Meeting, shareholders elected Eric F. Billings, Daniel J. Altobello, Daniel E. Berce, David W. Faeder, Peter A. Gallagher, Ralph S. Michael, III and J. Rock Tonkel, Jr. to the Company’s Board of Directors to serve a term of one year each (Proposal 1), approved on an advisory basis the executive compensation of the Company’s named executive officers (Proposal 3) and ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accountants of the Company for the fiscal year ending December 31, 2014 (Proposal 4).

While approximately 90% of the votes cast were in favor of the Company’s 2014 Long-Term Incentive Plan (Proposal 2), the total votes cast on Proposal 2 represented approximately 45% in interest of all shares entitled to vote on Proposal 2, while 50% were required to be cast as described in the proxy statement. Therefore, the Company adjourned the Annual Meeting to allow for additional time for the Company’s shareholders to vote on Proposal 2 as reported in the proxy statement. The Annual Meeting will reconvene on July 15, 2014 at 10:00 a.m., Eastern Time, at the Company’s offices, located at 1001 Nineteenth Street North, Suite 1900, Arlington, Virginia 22209 for the purpose of approving Proposal 2.

During the period of the adjournment, the Company will continue to solicit proxies from its shareholders with respect to Proposal 2. Shareholders who have already voted need not take any action on the proposal, although they may change their vote for the proposal by executing a new proxy or revoking a previously given proxy in the manner set forth in the Company’s proxy statement.

The Company encourages all shareholders who have not yet voted on Proposal 2 to do so before July 15, 2014. If shareholders need any assistance in voting their shares, please contact the Company’s Investor Relations department at ir@arlingtonasset.com.

This information is being provided to shareholders in addition to the Company’s definitive proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on April 9, 2014. Copies of the Company’s definitive proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov or from the Company’s website at www.arlingtonasset.com. Please read the complete proxy statement, the accompanying materials and any additional proxy soliciting materials that the Company may file with the SEC carefully before you make a voting decision as they contain important information. Only shareholders who held the Company’s common stock as of the record date of April 3, 2014 are eligible to vote. The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from shareholders. Detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s definitive proxy statement.

About Arlington Asset Investment Corp.

Arlington Asset Investment Corp. (NYSE: AI) is a principal investment firm that currently invests primarily in mortgage-related and other assets. The Company is headquartered in the Washington, D.C. metropolitan area.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include statements regarding the Annual Meeting and Proposal 2. Forward-looking statements can be identified by forward-looking language, including words such as "believes," "anticipates," "expects," "estimates," "intends," "may," "plans," "projects," "will" and similar expressions, or the negative of these words. Due to known and unknown risks, including the risk that the assumptions on which the forward-looking statements are based prove to be inaccurate, actual results may differ materially from expectations or projections. These risks also include those described in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, which has been filed with the Securities and Exchange Commission. Readers of this press release are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements. The Company does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to matters discussed in this press release, except as may be required by applicable securities laws.